SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 2, 2013
(December 10, 2012)
Date of Report
(Date of Earliest Event Reported)

BIOMOTION MEDICAL SYSTEMS
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54721	46-0694739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6619 N Scottsdale Rd.
Scottsdale, AZ 85250
(Address of Principal Executive Offices)

Phone: 480-296-2041
 (Registrant's Telephone Number)

ITEM 3.02  Unregistered Sales of Equity Securities

Sagetree Acquisition Corporation  (the "Registrant" or the "Company") issued 18,000,000 shares of its common stock December 10, 2012, pursuant to Section 4(2) of the Securities Act of 1933 at par for an aggregate of $15,000 to David Pomerance.

ITEM 5.01  Changes in Control of Registrant

On December 10, 2012, the following events occurred which resulted in a change of control of the Registrant:

1. The Registrant issued an aggregate of 18,000,000. The Company currently has 120,000,000 authorized shares of common stock. 2,000,000 shares were issued to our CEO, Thomas Larkin.

2. Jeff Neuman and Robert Ritch have resigned as officers and directors of the Company.

3. New officer(s) and director(s) were appointed and elected.

The Registrant has been formed to merge or acquire several small to medium sized privately held companies or technology startups.  No target companies have been identified nor any transactions negotiated to date.

•	Robert Ritch and Jeff Neuman currently make up the Board of Directors and both are resigning

•	The new Board will be made up of David M. Pomerance, Chairman of the Board and Thomas W. Larkin, Director, Secretary, CEO

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors

On December 10, 2012, Jeff Neuman resigned as a Member of the Board of Directors

On December 10, 2012 Robert Ritch resigned as a Member of the Board of Directors

On December 10, 2012 Robert Ritch resigned as the President and Secretary of the Company

On December 10, 2012 David M. Pomerance was appointed as Chairman of the Board of Directors

On December 10, 2012 Thomas W. Larkin was appointed as A Member of the Board of Directors

On December 10, 2012 David M. Pomerance was appointed as Treasurer of the Company

On December 10, 2012 Thomas W. Larkin was appointed as the Secretary and Chief Executive Officer of the Company.

David Pomerance, our Chairman of the Board has held a number of leadership positions such as the Founder and CEO of a healthcare software company, a Chief Financial Officer of a Hospital, a President of the healthcare systems division of a computer manufacturer, a CEO of a NASDAQ listed healthcare systems company, and a General Partner of a regional MRI Operating Company.

Thomas Larkin, a member of our Board, CEO, and Secretary, for the past several years, has been engaged in a number of established and startup public / private companies, as an interim CEO, Board Member and Executive Consultant.  Industry focuses include, medical devices technologies, pharmaceutical products, technology (hardware/software), communication technologies, electronics manufacturing and distribution, and asset management services.

Mr. Larkin assumed the position of President and CEO of BioMotion Medical Systems, LLC., on July 23, 2012.

In the past, Mr. Larkin has served as the President and CEO of the Galtronics Corporation as well as the TRI-STAR Company, each for four years respectfully. Both companies involved in global manufacturing and marketing, of high end products in the field of Wireless Communications and CPU Technologies. These companies were represented with major operations and manufacturing plants in the following countries: Europe, Middle East, Japan, China and the Unites States.  Mr. Larkin’s responsibilities and expertise led the above mention companies to a complete turnaround and as a result, a successful sale of said corporations.

Before his tenure at Galtronics and TRI-STAR, Mr. Larkin has held key executive level positions at several Fortune 50 companies including: President of the M.A.S. Company, a subsidiary of MicroAge, Inc; Senior Vice President, Director of Sales, for Citicorp; Division Manager, Pepsi Corporation.Mr. Larkin has also served on the Advisory Board Committees of the following companies: Apple Computer, Compaq / HP, ATT, and Wang. Mr. Larkin has been recognized and accredited as a successful turnaround expert as well as a proven leader in the technology, communications, manufacturing and medical device industries. He has been on several occasions, feature in leading publications such as Forbes Magazine. Mr. Larkin has served as a Chairman and Board Member, of several companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BIOMOTION MEDICAL SYSTEMS

Date: January 7, 2013	By:	/s/ Thomas W. Larkin
Thomas W. Larkin Chief Executive Officer